UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2018, Applied DNA Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein, including the Company’s chairman, president and chief executive officer and one member of the management team (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers an aggregate of $550 thousand in principal amount of secured convertible notes (the “Notes”) bearing interest at a rate of 6% per annum (the “Private Placement”). The Notes are substantially similar to the Company’s convertible notes issued on August 31, 2018 (the “August 31 Notes”) except with respect to maturity date. The Notes are secured on a pari passu basis with the same Company assets as the August 31 Notes.

The Notes are convertible, in whole or in part, at any time, at the option of the Purchasers, into shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), in an amount determined by dividing the principal amount of each Note, together with any and all accrued and unpaid interest, by the conversion price of $2.50. The Company has the right to require the Purchasers to convert all or any part of their Notes into shares of the Company’s Common Stock at a conversion price of $2.50 if the price of the Common Stock remains at a closing price of $3.50 or more for a period of twenty consecutive trading days.

Upon any Change in Control (as defined in the Notes), the Purchasers have the right to require the Company to redeem the Notes, in whole or in part, at a redemption price equal to such Notes’ outstanding principal balance plus accrued interest.

The Notes contain certain events of default that are customarily included in financing of this nature. If an event of default occurs, the Purchasers may require the Company to redeem the Notes, in whole or in part, at a redemption price equal to such notes’ outstanding principal balance plus accrued interest.

The Notes bear interest at the rate of 6% per annum, payable semi-annually in cash or in kind, at the Company’s option, and are due and payable in full on November 28, 2021. Until the principal and accrued but unpaid interest under the Notes is paid in full, or converted into shares of common stock pursuant to their terms, the Company’s obligations under the Notes are secured by a lien on substantially all assets of the Company (excluding certain bank accounts) and the assets of APDN (B.V.I.) Inc., the Company’s wholly-owned subsidiary (“APDN BVI”), in favor of Delaware Trust Company, as Collateral Agent for the Purchasers pursuant to security agreements dated as of October 19, 2018 (the “Security Agreements”).

The Company also entered into a registration rights agreement, dated as of the date of the Purchase Agreement (the “Registration Rights Agreement”), with the Purchasers, pursuant to which the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended (the “Securities Act”) resales from time to time of the Common Stock issued or issuable upon conversion or redemption of the Notes. The Company is required to file a registration statement within 60 days of receiving a demand registration request from holders of a majority of the outstanding principal balance of the Notes, and to cause the registration statement to be declared effective within 45 days (or 90 days if the registration statement is reviewed by the SEC).

The Private Placement was completed in reliance upon the exemption from registration provided for by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Securities Act. Each of the Purchasers represented to the Company in the Purchase Agreement that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The respective descriptions of the Purchase Agreement, Note, Security Agreements and Registration Rights Agreement herein are brief summaries only.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Convertible Note.
10.2	Registration Rights Agreement, dated November 29, 2018 by and among Applied DNA Sciences, Inc. and the investors named on the signature page there.
10.3	Securities Purchase agreement dated November 29, 2018 by and among Applied DNA Sciences, Inc. and the investors named on the signature page there.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer